SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                 CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 Delaware                                     13-3949418
      ------------------------------                     -------------------
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)

   625 Madison Avenue, New York, New York                     10022-1801
   ----------------------------------------              -------------------
   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  212-421-5333



Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       -------------------                   ------------------------------

  Shares of Beneficial Interest                  American Stock Exchange
  -----------------------------                  -----------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                        ------------------------------
                                (Title of class)



                                                            Page 1 of ____
                                                        Exhibit Index:  Page 4

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


                                                                                                     Page Reference
                                                                                             Solicitation Statement
                                                                                             ----------------------

Item 1.    Business.

           The information required by this item is contained under the section
"THE COMPANY" in the Solicitation Statement (the "Solicitation Statement")
attached hereto as Exhibit 2 and such section is incorporated herein by
reference.                                                                                                       82

Item 2.    Financial Information.

           The information required by this item is contained under the sections
"SUMMARY - Selected Financial Data", "FINANCIAL INFORMATION - Selected Financial
Data" and "PRO FORMA FINANCIAL INFORMATION", and such sections are incorporated
herein by reference.                                                                                   13; 115; 119

Item 3.    Properties.

           The information required by this item is contained under the section
"THE COMPANY" in the Solicitation Statement, and such section is incorporated
herein by reference.                                                                                             82

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

           The information required by this item is contained under the section
"SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" in the
Solicitation Statement, and such section is incorporated herein by reference.
                                                                                                                256

Item 5.    Directors and Executive Officers.

           The information required by this item is contained under the sections
"MANAGEMENT - The Board of Trustees" and "MANAGEMENT - The Manager" in the
Solicitation Statement, and such sections are incorporated herein by reference.                            257; 259

Item 6.    Executive Compensation.

           The information required by this item is contained under the section
"EXECUTIVE COMPENSATION" in the Solicitation Statement, and such section is
incorporated herein by reference.                                                                               263

Item 7.    Certain Relationships and Related Transactions.

           The information required by this item is contained under the section
"THE CONSOLIDATION AND RELATED TRANSACTIONS" in the Solicitation Statement, and
such section is incorporated herein by reference.                                                                44

                                       2




                                                                                                  Page Reference in
                                                                                             Solicitation Statement
                                                                                             ----------------------

Item 8.    Legal Proceedings.

           The information required by this item is contained under the sections
"BACKGROUND, BENEFITS OF, AND REASONS FOR, THE CONSOLIDATION - Description of
the Litigation" and "BACKGROUND, BENEFITS OF, AND REASONS FOR, THE
CONSOLIDATION - The Related Settlement" in the Solicitation Statement, and such
sections are incorporated herein by reference.                                                              35; 36

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

           The information required by this item is contained under the sections
"DESCRIPTION OF SHARES", "THE COMPANY - Distribution Policy" and "ALLOCATION OF
SHARES" in the Solicitation Statement, and such sections are incorporated herein
by reference.                                                                                           104; 93; 63

Item 10.   Recent Sales of Unregistered Securities.

           In connection with the formation of Registrant, Related Capital
Company subscribed for 1,000 shares of beneficial interest in the Registrant, which were purchased at a price of $1.00 per share. The issuance of such shares was exempt from registration under the Securities Act of 1933 as amended (the
"Act"), pursuant to the provisions of Section 4(2) of the Act. Upon consummation of the Consolidation (as defined in the Solicitation Statement), all such shares held by Related Capital Company will be repurchased by Registrant at a price of
$1.00 per share.                                                                                                N/A

Item 11.   Description of Registrant's Securities to be Registered.

           The information required by this item is contained under the sections
"DESCRIPTION OF SHARES", "CERTAIN PROVISIONS OF DELAWARE LAW AND THE TRUST
AGREEMENT - Number of Managing Trustees; Removal; Filling Vacancies" and
"CERTAIN PROVISIONS OF DELAWARE LAW AND THE TRUST AGREEMENT - Change of Control;
Anti-Takeover Provisions" in the Solicitation Statement, and such sections are
incorporated herein by reference.                                                                     104; 106; 107

Item 12.   Indemnification of Directors and Officers.

           The information required by this item is contained under the section
"CERTAIN PROVISIONS OF DELAWARE LAW AND THE TRUST AGREEMENT - Indemnification
and Limitation of Liability" in the Solicitation Statement, and such section is
incorporated herein by reference.                                                                               107

Item 13.   Financial Statements and Supplementary Data.

           The information required by this item is contained under the sections
"SUMMARY - Selected Financial Data", "FINANCIAL INFORMATION - Selected Financial
Data" and "PRO FORMA FINANCIAL INFORMATION", and such sections are incorporated
herein by reference.                                                                                   13; 115; 119


                                       3


                                                                                                  Page Reference in
                                                                                             Solicitation Statement
                                                                                             -----------------------
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

           None.                                                                                                N/A

Item 15.   Financial Statements and Exhibits.

(a)  Financial Statements:

           The information required by this item is contained under the section
"FINANCIAL INFORMATION - Index to Financial Information" and such section is
incorporated herein by reference.                                                                               112

(b)  Exhibits:

           2.     Solicitation Statement dated June 18, 1997.                                                     *

           3.(i)  a.       Certificate of Business Trust (filed with the Secretary of
                           State of the State of Delaware on 8/12/96).                                            *
                  b.       Certificate of Amendment of Certificate of Business Trust (filed with
                           the Secretary of State of Delaware on 4/30/97).                                        *
                  c.       Trust Agreement dated as of 8/12/96.                                                   *
                  d.       Amendment No. 1 to Trust Agreement dated as of 4/30/97.                                *
                  e.       Form of Amended and Restated Trust Agreement.                                          *

             (ii) Form of Bylaws.                                                                                 *

           4.     Specimen Share Certificate.                                                                    **

           10.    Form of Management Agreement between Charter Municipal
                  Mortgage Acceptance Company and Related Charter LP.                                             *

           11.    Statement re computation of per share earnings.

                  The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial
                  Information" and such section is incorporated herein by reference.                            112

           12.    Statement re computation of ratios.

                  The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial
                  Information" and such section is incorporated herein by reference.                            112

------------------
*    Filed herewith.
**   To be filed by Amendment.

                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CHARTER MUNICIPAL MORTGAGE
                                  ACCEPTANCE COMPANY
                                  (Registrant)


Date:  July 31, 1997             BY:      /s/ J. Michael Fried
                                      ------------------------------------------
                                      Name:   J. Michael Fried
                                      Title:  Chairman of the Board of Trustees
                                              and Managing Trustee


                                       2